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                                                                  Exhibit 10.29

                   CLASS N COMMON STOCK REDEMPTION AGREEMENT

     This Class N Common Stock Redemption Agreement (the "Agreement") is made as of July 26 , 2000 by and among SMTC Corporation, a Delaware corporation (the "Company"), and Gary Walker a holder of shares of the Class N Common Stock, par value $0.001 ("Class N Shares"), of the Company set forth on Schedule 1 hereto (the "Holder").

                                    Recitals
                                    --------

     WHEREAS, the Holder holds the number of Class N Shares set forth on
Schedule 1 hereto;

     WHEREAS, the number of Class N Shares held by the Holder corresponds to the number of Class Y preferred shares (the "Class Y Shares") of SMTC Manufacturing Corporation of Canada, an Ontario corporation and a subsidiary of the Company ("SMTC-Canada"), held by the Holder, and such Class N Shares were issued to the Holder solely to provide the Holder with the right to vote together with the holders of all other classes of common stock of the Company;

     WHEREAS, except for the voting rights set forth in Article 4.4.3 of the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof, the Holder enjoys no rights or economic benefits as shareholders of the Company in his capacity as a holder of the Class N Shares;

     WHEREAS, prior to the consummation of the initial public offering of the Company's common stock and of the exchangeable shares (the "Exchangeable Shares") of SMTC-Canada, the Class Y Shares held by the Holder will be sold to SMTC Nova Scotia Company, a subsidiary of the Company in consideration for the issuance of the same number of shares of Class L Common Stock of the Company (the "Exchange"); and

     WHEREAS, the Company and the Holder desire that simultaneously with the Exchange the Company shall redeem all of the Class N Shares in exchange for the consideration set forth herein, which consideration is equal to the par value of the Class N Shares to be redeemed hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

     1. The closing of the redemption contemplated hereby (the "Closing") shall occur simultaneously with and shall be contingent upon, the Exchange. The Closing shall take place at the offices of McMillan Binch, Royal Bank Plaza, South Tower, Suite 3800, Toronto, Ontario. At the Closing (i) the Company shall redeem all of the Class N Shares held by the
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Holder, and as consideration therefor the Company shall pay to the Holder in cash the amount set forth opposite the name of the Holder on Schedule 1 hereto, and (ii) the Holder shall deliver to the Company the certificate or certificates evidencing all of the Class N Shares held by the Holder.

     2. The Holder agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     3. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect thereto. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.



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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                              SMTC CORPORATION



                              By  /s/ Richard Smith
                                --------------------------------
                              Name: Richard Smith
                              Title: Vice President, Finance & Administration



                                /s/ Gary Walker
                              ----------------------------------
                              GARY WALKER




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                                   SCHEDULE 1


                                                Redemption
Holder                        Class N Shares  Consideration
------                        --------------  -------------

Gary Walker                     23,092.4669    U.S. $23.09

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